 Exhibit 10.136

 Carveout Guarantee and Indemnity Agreement

This Carveout Guarantee and Indemnity Agreement (this “Agreement”) is made as of the 30th day of November, 2007 (the “Effective Date”), by AIMCO PROPERTIES, L.P., a Delaware limited partnership (the “Carveout Obligor”), in favor of TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa corporation, and its successors and assigns (the “Lender”).

1.

RECITALS

A.

Under the terms of a certain Secured Real Estate Credit Facility Agreement dated September 11, 2007 (the “Facility Agreement”), AEGON USA Realty Advisors, Inc. (“AEGON”), as agent for affiliated lenders agreed to fund a series of loans to affiliates of the Carveout Obligor.

B.

Under the terms of the Facility Agreement and a certain Round Two Master Loan Application/Commitment dated November 5, 2007 (the “Commitment”), AEGON, as agent for the Lender, agreed to fund a loan in the principal amount of $3,100,000 (the “Loan”).

C.

The Lender has funded the Loan in the principal amount of $3,100,000 in accordance with the Commitment and the Facility Agreement, and to evidence the Loan, CCP IV Associates, Ltd., a Texas limited partnership (the “Borrower”) has made and delivered to Lender a certain Secured Promissory Note dated as of the Effective Date, in the original principal amount of $3,100,000 (“the Note”) and certain additional documents (together with the Note, the “Loan Documents”) in accordance with the terms of the Commitment.

D.

The Note and certain of the Loan Documents include an “exculpation clause” in which the Lender agrees that it shall not seek to collect the Loan except through recourse to certain Property (as defined below), subject, however, to certain exceptions (the “Carveouts”).

E.

The Deed of Trust, Security Agreement and Fixture Filing securing the Loan (the “Deed of Trust”) provides that the exculpation clause shall be void without notice if the Borrower voluntarily transfers or encumbers the Property in violation of the “due on transfer or encumbrance” section of the Deed of Trust, or files a voluntary bankruptcy petition under certain conditions.

F.

The Facility Agreement and the Commitment require, as a condition to the funding of the Loan, that the Carveout Obligor (a) guarantee that portion of the Indebtedness that arises because the Lender has advanced funds or incurred expenses in respect of the Carveouts while the Loan has remained outstanding, (b) guarantee the entire Indebtedness, if the exculpation clause set forth in the Note has become void, and (c) indemnify the Lender and hold it harmless, to the extent of the Lender’s actual damages and losses, with respect to any circumstance or event comprising a Carveout.

2.

AGREEMENT

NOW THEREFORE, in consideration of the premises, in order to induce the Lender to disburse the proceeds of the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Carveout Obligor hereby agrees as follows:

3.

DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Deed of Trust. The following capitalized terms shall have the meanings set forth below:

“Bankruptcy Code” means 11 U.S.C. §§101-1330 or any successor statute.

“Business Day” means any day when state and federal banks are open for business in Cedar Rapids, Iowa.

“Carveouts” means the following matters:

(i)

fraud or material written misrepresentation;

(ii)

waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);

(iii)

misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds;

(iv)

failure to pay property taxes, assessments or other lienable Impositions;

(v)

failure to pay to the Lender all Rents, income and profits (including any rent collected more than one month in advance, or any rent for the last month of the lease term, under any Lease in force at the time of Default), net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default;

(vi)

removal from the Real Property of Fixtures or Personal Property, unless replaced in a commercially reasonable manner;

(vii)

the out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Borrower has agreed in writing to transfer the Real Property to the Lender by the Lender’s choice of either an uncontested foreclosure or delivery of a deed in lieu of foreclosure;

(viii)

terminating or amending a Lease in violation of the Loan Documents; and

(ix)

any liability of the Borrower under the Environmental Indemnity Agreement.

“Carveout Obligation” means any obligation under this Agreement.

“Carveout Obligor Net Worth Requirement” equals $500,000,000 (not including the value of the Carveout Obligor’s equity in the Real Property).

“Claim” means any action, suit, proceeding, demand, assessment, adjustment, penalty or other assertion of liability, if it arises, and only to the extent that it arises, as a result of any Carveout.

“Environmental Indemnity Agreement” means the environmental indemnity agreement executed by the Borrower and the Carveout Obligor in connection with the Loan, together with all substitutions, modifications, and amendments.

“Indebtedness” means all sums that are owed or become due pursuant to the terms of the Loan Documents, together with all substitutions, modifications, and amendments, which sums include any amounts advanced by the Lender to cure defaults or to pay attorneys’ fees and expenses, receivership costs, fees and costs of the Trustee and other collection costs. Such costs and fees shall include those that relate to issues particular to any given type of proceeding and all appraisal fees and expert witness fees pertaining to the establishment of the fair value of the Property, whether or not the Carveout Obligor or any court requires that such value be ascertained.

“Legal Control” means the power, either directly or indirectly, to exercise the authority of the owner of the Real Property, either as or through the majority shareholder of the common stock of a corporation,  the sole or managing general partner of a limited partnership, the managing general partner of a general partnership, or the sole manager of a limited liability company, provided the entity exercising such authority cannot be divested of such authority without its consent, either directly or indirectly, except for cause.

“Notice” means a notice given in accordance with Subsection 14.3 below.

“Property” means the Real Property and any other property now or hereafter subjected to any lien or security interest created by any of the Loan Documents.

4.

GUARANTEE OF INDEBTEDNESS ARISING FROM CARVEOUTS

In consideration of the Lender agreeing to make the Loan, and upon the terms and provisions hereof, the Carveout Obligor hereby irrevocably, absolutely and unconditionally guarantees the full and prompt payment to the Lender of the Indebtedness, to the extent, and only to the extent, of the amount of the Indebtedness which has arisen because the Lender has advanced funds or incurred expenses in respect of any of the Carveouts.

The Carveout Obligor acknowledges that the Loan is made solely for business purposes and that the Carveout Obligor will be liable for a deficiency judgment after any trustee's sale or deed in lieu of trustee's sale that the Lender elects to prosecute or accept, to the extent that Carveout Obligations have remained unsatisfied. Any such deficiency or any judgment therefor shall bear interest at the default rate specified in the Note from and after the date of such trustee's sale or the Lender’s or its affiliate’s acceptance of a deed in lieu thereof until and including the date the deficiency or judgment is paid.

5.

INDEMNITY AND HOLD HARMLESS

The Carveout Obligor agrees to indemnify the Lender and hold it harmless, to the extent of the Lender’s actual damages and losses, with respect to any circumstance or event comprising a Carveout. This obligation includes the protection of the Lender from, and the defense of the Lender against, all Claims, and to the indemnification of the Lender from and against all out-of-pocket costs and expenses sustained by the Lender in enforcing this Agreement, including reasonable attorneys’ fees and expenses.

6.

CONDITIONAL GUARANTEE OF ENTIRE INDEBTEDNESS

The Carveout Obligor hereby irrevocably, absolutely and unconditionally guarantees the full and prompt payment to Lender of the Indebtedness if the Borrower (a) voluntarily transfers or creates any voluntary lien on the Property in violation of the Loan Documents, or (b) files a voluntary petition for reorganization under the Bankruptcy Code and has not offered, prior to the filing, to enter into the Lender’s choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure within sixty days of the Lender’s acceptance of the offer. Following the Lender’s acceptance of such an offer, default by the Borrower under such an agreement shall trigger personal liability for the entire Indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any Obligor from any Carveout Obligation, or on any other concession.

The foregoing guarantee is not a guarantee of collection, but rather is an irrevocable, absolute and unconditional, continuing guarantee of payment and performance. In this regard, the Carveout Obligor hereby acknowledges that the guarantee set forth in this Agreement may not be revoked as to any present or future advances to or existing or additional liability incurred by the Borrower under the terms of the Loan Documents. The guarantee set forth in this Section 6 shall terminate when the Indebtedness has been satisfied in full.

7.

REPRESENTATIONS AND WARRANTIES

The Carveout Obligor hereby represents and warrants to the Lender as follows:

(a)

This Agreement has been duly executed and delivered.

(b)

To the best of the Carveout Obligor’s knowledge, the execution and performance of this Agreement and all guaranties and covenants herein will not result in any breach of, or constitute a default under, any contract, guarantee, document or other instrument to which the Carveout Obligor is a party or by which the Carveout Obligor may be bound or affected, and do not and will not violate or contravene any law to which the Carveout Obligor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with this Agreement.

(c)

To the best of the Carveout Obligor’s knowledge, no approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of this Agreement.

(d)

This Agreement constitutes the legal, valid and binding obligation of the Carveout Obligor, enforceable against the Carveout Obligor in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

(e)

All financial information furnished by the Carveout Obligor to Lender is true, correct and complete in all material respects and does not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.

(f)

The financial statement of the Carveout Obligor dated August 2, 2007 and titled 2nd Quarter 2007, AIMCO Apartment Management and Investment Company is true and accurate as of its date. There has been no material adverse change in the Carveout Obligor’s financial condition since the date of the financial statement that could interfere with the Carveout Obligor’s ability to satisfy its obligations hereunder.

(g)

The Carveout Obligor is not the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors.

(h)

There are no material actions, suits or proceedings pending or, to the best of the knowledge of the Carveout Obligor, threatened against or affecting the Carveout Obligor that could interfere with the Carveout Obligor’s ability to satisfy its obligations hereunder.

8.

FINANCIAL REPORTS

Unless the Carveout Obligor is a reporting company under the Securities and Exchange Act of 1934 as of the end of any fiscal year, it shall, within one hundred twenty (120) days of the end of such fiscal year, deliver to the Lender copies of its financial statements. If the Carveout Obligor fails to deliver the items required in this Section, the Lender may engage an accounting firm to prepare the required items. The Carveout Obligor shall cooperate fully with any investigative audit required to permit the accounting firm to produce these items, and the Carveout Obligor shall pay the fees and expenses incurred in connection with their preparation on demand. The financial and operating statements provided under this Section need not, as an initial matter be certified by an independent certified public accountant as having been prepared in accordance with generally accepted accounting principles, consistently applied, or, in the case of operating statements, in accordance with generally accepted auditing standards. The Carveout Obligor shall, however, certify that such statements are true and correct, and the Lender expressly reserves the right to require such a certification by an independent certified public accountant if in the exercise of its reasonable discretion it has reason to believe that any previously provided financial or operating statement is misleading in any material respect.

9.

FINANCIAL COVENANT

The Carveout Obligor shall maintain a net worth (not including the value of any interest in the Real Property), at least equal to the Carveout Obligor Net Worth Requirement.

10.

DEFAULT

A “Default” shall exist under this Agreement if any of the following events occur:

(a)

The Carveout Obligor shall fail to pay any monetary Carveout Obligation within five (5) Business Days after Notice by the Lender.

(b)

The Carveout Obligor shall fail to perform, observe, or comply with any non-monetary covenant under this Agreement, within thirty (30) days after Notice from the Lender demanding such performance, observance, or compliance.

(c)

The Carveout Obligor shall file a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors; or any other person shall file an involuntary petition in bankruptcy against the Carveout Obligor or the filing of any other action that may result in a composition of debts, provide for the marshaling of a material portion of the Carveout Obligor’s assets for the satisfaction of such Carveout Obligor’s debts, or result in the judicially ordered sale of a material portion of the Carveout Obligor’s assets for the purpose of satisfying obligations to creditors (unless a motion for the dismissal of the petition or other action is filed within ten (10) days and results in its dismissal within seventy-five (75) days of the filing of the petition or other action).

(d)

The dissolution, liquidation or winding up of any Carveout Obligor that is not a natural person shall commence, or its legal existence shall cease, or any Carveout Obligor who is a natural person shall die, unless either (A) following the related event, any remaining Carveout Obligor or Carveout Obligors meet the Carveout Obligor Net Worth Requirement and include one or more Permitted Control Group Members or affiliates of Permitted Control Group Members or (B) the Lender is promptly advised of the event, and the Borrower or remaining Carveout Obligor(s) commence a cure of the potential default and succeed in doing so within one hundred eighty (180) days of the subject event.

11.

APPLICATION OF PAYMENTS

All payments with respect to the Indebtedness received by the Lender from the Borrower, or any party other than the Carveout Obligor may be applied by the Lender to the Indebtedness in such manner and order as the Lender desires, in its sole discretion, whether or not such application reduces the liability of the Carveout Obligor with respect to the Carveout Obligations. If a foreclosure sale of the Real Property takes place, the proceeds of the sale (whether received in cash or by credit bid) shall be applied first to reduce that portion of the Indebtedness which is not guaranteed under this Agreement.

12.

UNSECURED OBLIGATION

This Agreement is not secured by any of the Loan Documents securing the Loan.

13.

WAIVERS

13.1

SUBROGATION RIGHTS AGAINST BORROWER

So long as any portion of the Loan remains outstanding and until the expiration of any period during which the Lender could be required to disgorge or refund any payments as a result of them being characterized as a preference or fraudulent transfer, the Carveout Obligor waives (a) any right of reimbursement, subrogation, exoneration, contribution, or indemnity from or by the Borrower with respect to the satisfaction by the Carveout Obligor of any obligation of the Borrower, and (b) any “claim,” as that term is defined in the Bankruptcy Code, which the Carveout Obligor might now have or hereafter acquire against the Borrower by virtue of the Carveout Obligor’s performance of any obligation of the Borrower. In connection with the waiver set forth in clause (a), the Carveout Obligor expressly waives (i) any and all rights to subrogation to the Lender against the Borrower and (ii) any rights to enforce any remedy which the Lender may have against the Borrower and any right of participate in any collateral for the Loan. In addition, the Carveout Obligor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to the Carveout Obligor to all indebtedness of the Borrower to the Lender, and covenants with the Lender not to demand or accept any payment of principal or interest on any such indebtedness while any “Default” exists under the terms of any of the Loan Documents.

13.2

WAIVER OF JURY TRIAL

ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT IS HEREBY WAIVED BY THE CARVEOUT OBLIGOR, AND IT IS AGREED BY THE CARVEOUT OBLIGOR THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

13.3

MARSHALLING OF ASSETS

The Carveout Obligor waives any right to cause a marshalling of the Borrower’s assets.

13.4

HOMESTEAD LAWS AND EXEMPTIONS

The Carveout Obligor waives all rights and exemptions under homestead and similar laws.

13.5

VALUATION OF COLLATERAL

The Carveout Obligor waives any right to assert that the amount paid for the Property at a lawfully conducted judicial or non-judicial foreclosure sale is less than the value of the Property.

13.6

PROTEST, DEMAND, DISHONOR

The Carveout Obligor waives all rights of protest, demand, dishonor, presentment or any other notices or demands which might otherwise be required by any statute or rule of law now or hereafter in effect with respect to this Agreement or any of the Carveout Obligations.

13.7

ADDITIONAL WAIVERS

The Carveout Obligor waives (A) any defense based upon the Lender’s election of any remedy, (B) any defense of the statute of limitations and (C) any defense based on the Lender’s failure to disclose any information concerning the financial condition of the Borrower or any other circumstances bearing on the ability of the Borrower to pay and perform its obligations under the Loan Documents, or the Lender’s failure to provide Notice of any act or omission by the Borrower from which any Obligation may have arisen.

14.

MISCELLANEOUS

14.1

INDEPENDENCE OF OBLIGATIONS

The Carveout Obligor shall be fully and personally liable for the Carveout Obligations, and the Lender shall be entitled to maintain an independent action against the Carveout Obligor regardless of whether Lender has commenced or completed any action against the Borrower or the Property. The Carveout Obligor disclaims any status as beneficiary of any obligation of the Lender to the Borrower to provide notice of default under the Loan Documents. If the Lender has initiated any action against the Borrower to enforce the Loan Documents, the Lender may join the Carveout Obligor or refrain from doing so, at its sole and absolute discretion. The liability of Carveout Obligor under this Agreement shall be reinstated with respect to any amount at any time paid to Lender by the Borrower on account of the Carveout Obligations which shall thereafter be required to be restored or returned by the Lender upon the bankruptcy, insolvency or reorganization of the Borrower or any other Carveout Obligor other than the party against whom the Lender has sought to enforce this Agreement, as though such amount had not been paid. Except as expressly agreed in writing by the Lender, the Carveout Obligations shall not be released, diminished, impaired, reduced or otherwise affected by (a) the reconveyance of the interest created by the Deed of Trust, (b) the consent by the Lender to any transfer of a direct or indirect interest in the Property (whether through sale of the Property, transfers of interests in the Borrower, or a change in the form of business organization of the Borrower), or (c) any forbearance by the Lender to exercise any rights under the Loan Documents, unless those rights are expressly waived or modified in a written instrument duly executed by the Lender, provided, however, that any written modification of the Loan that affects the amount of the Indebtedness may be considered in ascertaining the amount of the Indebtedness for purposes of determining the amount of any Carveout Obligation that arises under Section 6 of this Agreement, absent fraud or material written misrepresentation in connection with such a modification.

14.2

OFFSETS AND DEFENSES

No liability of the Carveout Obligor under this Agreement shall be released, diminished, impaired, reduced or otherwise affected by any existing or future offset, claim, or defense of the Carveout Obligor against the Lender.

14.3

NOTICES

In order for any demand, consent, approval or other communication to be effective under the terms of this Agreement, including any notice to any Carveout Obligor relating to a trustee's sale or deed in lieu thereof or in connection with any action or claim made against such Carveout Obligor, “Notice” must be provided under the terms of this Section. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted by facsimile (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to the Lender:

Transamerica Occidental Life Insurance Company

c/o AEGON USA Realty Advisors, Inc.

4333 Edgewood Road, N.E.

Cedar Rapids, Iowa 52499-5443

Attn:  Mortgage Loan Department

Reference:  Loan #90076

Fax Number: (319) 369-2277

If to the Carveout Obligor:

AIMCO Properties, L.P.

Stanford Place 3,

4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237

Fax Number: (303) 300-3288

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by facsimile will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed received on the date of the first attempted delivery (whether or not actually received). Either the Lender or the Carveout Obligor may change its address for Notice by giving at least fifteen (15) Business Days’ prior Notice of such change to the other party.

14.4

ENTIRE AGREEMENT AND MODIFICATION

This Agreement contains the entire agreement of the Carveout Obligor relating to the subject matter hereof, and all prior guaranties relative hereto which are not contained herein are hereby terminated. This Agreement may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the Lender. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall not be effective as to the Lender.

14.5

COUNTERPARTS

This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same Agreement.

14.6

GOVERNING LAW

This Agreement shall be construed and enforced according to, and governed by, the laws of Colorado without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

14.7

CUMULATIVE REMEDIES

Every right and remedy provided in this Agreement shall be cumulative of every other right or remedy of the Lender whether herein or by law conferred and may be enforced concurrently with any such right or remedy. No acceptance of performance of any Carveout Obligation as to which the Carveout Obligor shall be in Default, or waiver of particular or single performance of any obligation or observance of any covenant, shall be construed as a waiver of the obligation or covenant or as a waiver of any other Default then, theretofore or thereafter existing.

14.8

SEVERABILITY

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Agreement shall operate, or would prospectively operate, to invalidate this Agreement, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

14.9

SETTLEMENTS

Upon the Lender’s request, the Carveout Obligor agrees to participate in good faith and in a commercially reasonable manner in any settlement between the Borrower and the Lender which includes or may include a deed in lieu of trustee's sale.

14.10

REFERENCE TO PARTICULARS

The scope of a general statement made in this Agreement shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of this Agreement contains specific language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

14.11

ASSIGNMENT

The Lender may assign its rights under this Agreement without Notice to any holder of the Note and assignee of the Lender’s rights under the Loan Documents.

14.12

SURVIVAL

All obligations under this Agreement shall terminate upon the payment and satisfaction of the entire Indebtedness, provided, however, that this paragraph shall not terminate any obligation under the Environmental Indemnity Agreement, which shall be construed independently from this paragraph.

IN WITNESS WHEREOF, the Carveout Obligor has caused this Agreement to be duly executed as of the Effective Date.

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By: AIMCO-GP, Inc., a Delaware corporation, its sole General Partner

By:  /s/Patti K. Fielding

Name: Patti K. Fielding

Title: Executive Vice President and Treasurer